EXECUTION VERSION THIRD LIMITED CONDITIONAL WAIVER TO CREDIT AGREEMENT THIRD LIMITED CONDITIONAL WAIVER TO CREDIT AGREEMENT (this “Agreement”), dated effective as of January 11, 2019 (the “Effective Date”), among NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (the “Borrower”), NOBILIS HEALTH CORP., a British Columbia corporation (the “Parent”), NORTHSTAR HEALTHCARE HOLDINGS, INC., a Delaware corporation (“Holdings”), the other Loan Parties (as defined in the Credit Agreement (defined below)) party hereto, COMPASS BANK (in its individual capacity, “Compass Bank”) in its capacity as Swingline Lender, LC Issuing Lender and Administrative Agent and the Lenders party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, the Borrower, the Parent, Holdings, the other Loan Parties party thereto, the lenders party thereto, the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of October 28, 2016 (as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of March 3, 2017, as further amended by Amendment No. 2 to Credit Agreement, dated as of November 15, 2017, as further amended by the Second Limited Conditional Waiver and Amendment No. 3 to Credit Agreement, dated effective as of December 31, 2018, and as from time to time further amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”); WHEREAS, the Loan Parties acknowledge and agree that certain Events of Default as described below (collectively, the “Specified Defaults”) have occurred and are continuing under Section 8.1 of the Credit Agreement due to: (a) the Borrower’s failure to comply with (i) the financial covenants in Section 7.11(a) and Section 7.11(b) of the Credit Agreement (due to adjustments to the Borrower’s accounts receivable as communicated to the Lenders in the Borrower’s presentation, dated November 14, 2018, and by Borrower’s financial advisors in their interim report, dated December 28, 2018, which accounts receivable adjustment and fiscal period of adjustment are subject to final determination by the Borrower) and (ii) the restrictions on Restricted Payments contained in Section 7.6 of the Credit Agreement due to certain Restricted Payments made to non-Loan Parties prior to November 15, 2018; and (b) the requirements of Section 6.12(a) of the Credit Agreement in respect of MPDSC Management, LLC (to be cured by the dissolution of MPDSC Management, LLC, as required pursuant to Section 2(j) hereof); WHEREAS, the Administrative Agent maintains that the Borrower failed to comply with the requirements of the following (collectively the “Disputed Specified Defaults”), while the Loan Parties maintain that the following Disputed Specified Defaults are not Events of Default under the Credit Agreement: (a) the requirements of Section 6.12(a) of the Credit Agreement in respect of NHC Network, LLC; and 502024599 v5 1205867.00001

(b) the requirement of Nobilis Vascular Texas, LLC to make payments when due under that certain Convertible Promissory Note dated March 8, 2017 of Nobilis Vascular Texas, LLC payable to Carlos R. Hamilton III, M.D.; WHEREAS, as a result of the Specified Defaults, the Administrative Agent has the right to exercise all rights and remedies available to it under the Credit Agreement, the other Loan Documents and applicable law; WHEREAS, the Loan Parties, Administrative Agent and certain of the Lenders party thereto entered into that certain Limited Waiver to Credit Agreement, dated effective as of November 15, 2018 (the “First Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the First Limited Waiver, those certain Specified Defaults (as defined in the First Limited Waiver) were temporarily waived for the Waiver Period set forth therein (as defined in the First Limited Waiver, the “First Wavier Period”); WHEREAS, the Loan Parties, Administrative Agent and certain of the Lenders party thereto entered into that certain Second Limited Conditional Waiver and Amendment No. 3 to Credit Agreement, dated effective as of December 31, 2018 (the “Second Limited Waiver”), pursuant to which, subject to the terms and conditions set forth in the Second Limited Waiver, those certain Specified Defaults (as defined in the Second Limited Waiver) were temporarily waived for the Second Waiver Period set forth therein (as defined in the Second Limited Waiver, the “Second Wavier Period”); WHEREAS, the First Waiver Period and Second Waiver Period have each ended on or before the Effective Date; and WHEREAS, the Loan Parties have requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto (the “Consenting Lenders”) have agreed, subject to the terms and conditions set forth herein, to waive certain provisions of the Credit Agreement as specifically set forth herein. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the above Recitals and as follows: SECTION 1. Limited Conditional Waiver; Waiver Fee; and Administrative Agent Fee. (a) Third Waiver Period. Pursuant to Section 10.1 of the Credit Agreement, and upon the occurrence of the Third Waiver Effective Date (as defined in Section 4 below), each Lender hereby temporarily waives each Specified Default and each Disputed Specified Default during the period (the “Third Waiver Period”) commencing on the Third Waiver Effective Date and ending on the earliest of (i) the occurrence of an Event of Default other than the Specified Defaults and the Disputed Specified Defaults during such Third Waiver Period, (ii) any Loan Party’s actual knowledge of an Event of Default (other than the Specified Defaults and the Disputed Specified Defaults) that occurred prior to the Third Waiver Period and that has not been cured within three (3) Business Days of a Loan Party obtaining actual knowledge of such Event of Default, and (iii) February 28, 2019, after the earliest of which such Specified Defaults (and any Disputed Specified Default that is determined to be an Event of Default) shall spring back into existence. (b) Waiver Fee. The Loan Parties hereby agree that a waiver fee in the amount of $185,000 (the “Waiver Fee”) shall be fully earned on the Third Waiver Effective Date and shall be due and payable to the Administrative Agent for the account of the Lenders as follows: (i) $92,500 shall be due and 2 502024599 v5 1205867.00001 payable on the Third Waiver Effective Date and (ii) $92,500 shall be due and payable immediately upon termination of the Third Waiver Period. Any unpaid portion of the Waiver Fee not paid when due shall be added to and constitute a part of the Obligations. The Loan Parties hereby acknowledge and agree that such Waiver Fee is non-refundable and is in addition to any other fees payable by the Loan Parties under the Credit Agreement or any other Loan Document. (c) Administrative Agent Fee. The Loan Parties hereby agree that an administrative agent fee in the amount of $25,000 (the “Administrative Agent Fee”) shall be fully earned on the Third Waiver Effective Date and shall be due and payable to the Administrative Agent solely for its own account as follows: (i) $12,500 shall be due and payable on the Third Waiver Effective Date and (ii) $12,500 shall be due and payable immediately upon termination of the Third Waiver Period. Any unpaid portion of the Administrative Agent Fee not paid when due shall be added to and constitute a part of the Obligations. The Loan Parties hereby acknowledge and agree that such Administrative Agent Fee is non-refundable and is in addition to any other fees payable by the Loan Parties under the Credit Agreement or any other Loan Document. SECTION 2. Other Covenants and Agreements. Each Loan Party hereby agrees as follows: (a) Administrative Agent Consultant. Without limiting the obligations of the Borrower under the Credit Agreement, each Loan Party expressly (i) consents to retention by counsel to the Administrative Agent of one or more consultants, advisors and/or other professionals in connection with the Credit Agreement and the other Loan Documents, in each case, as permitted under such Loan Documents (including, but not limited to Section 10.4(a) of the Credit Agreement), but subject to the limitations and restrictions thereof, including for the purpose of analyzing the sales, collections, cash flow and similar operations of the Parent and its subsidiaries (each a “Consultant”), (ii) agrees to pay the reasonable fees and out-of-pocket expenses (including payment of the amount of any reasonable retainer) of such Consultants promptly upon demand from time to time by the Administrative Agent and (iii) agrees to provide the Administrative Agent and such Consultants with such information and direct access to the books, records and management of Parent, Holdings, the Borrower and the other Loan Parties during reasonable business hours as reasonably requested by the Administrative Agent or any such Consultant. (b) Borrower Consultant. The Loan Parties shall, at their sole cost and expense, continue to retain Morris Anderson (the “Borrower Consultant”), which consultant was selected by the Loan Parties and is acceptable to the Administrative Agent, to assist management with the review, evaluation and improvement of their operations and financial performance, on terms and conditions reasonably acceptable to the Administrative Agent, which shall include (i) direct access by the Borrower Consultant to the Parent, Holdings and the Borrower during reasonable business hours, (ii) the ability to take on the role of chief restructuring officer upon the occurrence of certain subsequently determined retention trigger events as reasonably and mutually agreed by the Loan Parties and the Administrative Agent in their respective sole discretion and (iii) the Administrative Agent and the Consultant having direct and unrestricted access to the Borrower Consultant and direct communications with such Borrower Consultant, either with the Borrower, Parent or Holdings or their counsel present or without the presence of Borrower, Parent or Holdings or their counsel. No later than 4:00 pm Central Time on January 30, 2019 (or such later date as the Administrative Agent may agree in writing in its sole discretion), the Loan Parties shall deliver to the Administrative Agent a business plan (approved by the Borrower’s board of directors) together with supporting financial projections and other information in support thereof in form and with detail reasonably acceptable to the Administrative Agent, which shall include an assessment of strategic alternatives available to the Loan Parties and provide for a permanent resolution of the Specified Defaults and other identified issues to be mutually agreed, including but not limited to liquidity matters. 3 502024599 v5 1205867.00001

(c) Cash Flow Reports. The Loan Parties shall continue to prepare and deliver to the Administrative Agent on each Wednesday (or such later date as may be agreed to by the Administrative Agent in writing in its reasonable discretion) (i) an updated rolling cash flow forecast for the succeeding 13 weeks, in each case, for the Borrower, its Subsidiaries, and other parties whose cash flows contribute to the Borrower’s revenues (the “Contributing Loan Parties”) on a consolidated basis and otherwise, in form and substance reasonably satisfactory to the Administrative Agent (the “Updated Cash Flow Forecast” and, together with each other cash flow forecast delivered to the Administrative Agent pursuant to the First Limited Waiver or this Agreement, the “Cash Flow Forecasts”) and (ii) a certificate of the chief financial officer of the Borrower to the effect that such Cash Flow Forecast reflects the Borrower’s good faith projection of such weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week) for the Borrower, its Subsidiaries and the Contributing Loan Parties on a consolidated basis. To the extent that any Updated Cash Flow Forecast line item includes a variance of more than 10% from the prior projected amount for such line item, the Updated Cash Flow Forecast shall include an explanation of the reason for such variance. Additionally, on each Wednesday, the Borrower shall provide with respect to itself, its Subsidiaries and the Contributing Loan Parties, on a consolidated basis, a report for the week ending the previous Friday, in form and substance reasonably satisfactory to the Administrative Agent, specifying (A) the cash on hand in deposit accounts at the beginning of such week, (B) cash receipts received during such week, with a schedule detailing daily collections, (C) cash disbursed during such week in payment of expenses, (D) the cash on hand in deposit accounts at the end of such week and (E) a comparison of such amounts to the comparable amounts in the Cash Flow Forecast for such week and in the aggregate for the applicable Cash Flow Forecast period; provided, that, notwithstanding the foregoing, the Cash Flow Forecasts required to be delivered to the Administrative Agent on or prior to January 23, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) shall not be required to include information in respect of Contributing Loan Parties to the extent such information is not then available on such required delivery date, but shall include information as to Contributing Loan Parties on the earliest required delivery date that such information is available. (d) Revenue Recognition Policy. No later than 4:00 pm Central Time on January 30, 2019 (or such later date as the Administrative Agent may agree in writing in its sole discretion), the Loan Parties shall deliver to the Administrative Agent an assessment of the Loan Parties’ revenue recognition policy and the impact it will have on accounts receivable balances to be prepared by the Borrower Consultant. (e) Receivables Collection Process. The Loan Parties shall provide the Administrative Agent every two (2) weeks an updated summary of actions the Loan Parties have taken to improve the receivables collection process, which updates shall be prepared by the Borrower Consultant, on behalf of the Loan Parties, and with the first such update to be delivered to the Administrative Agent on January 23, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree in writing in its sole discretion). (f) Minimum Liquidity Covenant. The Loan Parties shall (i) maintain liquidity greater than or equal to $4,000,000, tested on each Wednesday beginning January 16, 2019, and (ii) deliver to the Administrative Agent no later than 4 pm Central Time on each such date, a compliance certificate, executed by the Chief Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent evidencing compliance with the foregoing, together with supporting documentation evidencing the same. (g) Accounts Receivable Aging Report. No later than 4 pm Central Time on January 25, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) the Borrower shall provide the Administrative Agent with the September 30, 2018 accounts receivable 4 502024599 v5 1205867.00001 aging report that reflects the revised accounting policy and methodology implemented by the Borrower (the “Revised Accounting Policy and Methodology”) together with a comparison to the September 30, 2018 preliminary accounts receivable aging report previously submitted by the Borrower to the Administrative Agent using its prior accounting policy and methodology (the “Prior Accounting Policy and Methodology”). No later than 4 pm Central Time on February 6, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) Borrower shall provide the Administrative Agent with (i) a copy of the Prior Accounting Policy and Methodology, (ii) a copy of the Revised Accounting Policy and Methodology, and (iii) a written explanation (prepared with the input of the Borrower Consultant) for the reasons the changes made to the Prior Accounting Policy and Methodology were required. No later than 4 pm Central Time on February 6, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) and on or before the 15th calendar day of each month thereafter (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion), the Borrower shall provide the Administrative Agent with the most current available accounts receivable aging report with respect to itself and its Subsidiaries which shall be based on the Revised Accounting Policy and Methodology and shall provide detailed information by facility, insurance payment source (separating in-network claims from out-of-network claims), and, to the extent such information can be reasonably compiled within the aging report using the resources of the Loan Parties and the Borrower Consultant, Loan Party, in form and substance reasonably acceptable to the Administrative Agent; provided that the first such accounts receivable aging report shall be through no earlier than December 31, 2018. (h) Deposit Account Control Agreements. Each Loan Party listed on Exhibit A to the Second Limited Waiver shall use commercially reasonable efforts to as soon as possible enter into, and cause each depository intermediary to enter into control agreements (the “Additional Control Agreements”), each in form and substance reasonably acceptable to the Administrative Agent, with respect to each of its deposit accounts listed on Exhibit A to the Second Limited Waiver. The Loan Parties shall provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of efforts to obtain the Additional Control Agreements, together with any documentation evidencing whom they have contacted, the responses they have received and the proposed timeline of when they anticipate receipt of such Additional Control Agreements and providing the same to the Administrative Agent, with the next such update to be delivered on January 23, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (i) Indebtedness Updates. The Loan Parties shall provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the Indebtedness as described on Exhibit B to the Second Limited Waiver (the “Specified Indebtedness”) and disputes related to such Specified Indebtedness, with the next such update to be delivered on January 23, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). The Loan Parties shall also (i) provide Administrative Agent at least five (5) Business Days prior written notice of any payment to be made in respect of any such Specified Indebtedness, and (ii) promptly (no later than two (2) Business Days after receipt thereof) provide Administrative Agent copies of any material filings, judgments, communications, notices of default, term sheets, letters of intent or other documents that relate to or impact such disputes or the related to such Specified Indebtedness. (j) Release of Liens. The Loan Parties shall use commercially reasonable efforts to cause the liens listed on Exhibit C to the Second Limited Waiver (the “Specified Liens”) to be released. The Loan Parties shall provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of efforts to obtain the release of the Specified Liens together with any documentation supporting whom they have contacted, the 5 502024599 v5 1205867.00001 responses they have received, a proposed timeline of when they may obtain such release of the Specified Liens, documentation evidencing the amount of the indebtedness secured by such Specified Liens and which prohibit the increase of such indebtedness, and copies of all loan documentation related to such Specified Liens, with the next such update to be delivered on January 23, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (k) Litigation Updates. The Loan Parties shall provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the litigation described on Exhibit D to the Second Limited Waiver and any other litigation that would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $3,500,000 or seeks an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect (collectively, the “Material Litigation”), including updates as to the status of any stays, appeals or stays, judgments, and the issuance of bonds in connection with the appeal of such Material Litigation, along with copies of all material pleadings, orders, and judgements that any Loan Party or any of its officers, managers, or directors have received and documentation evidencing the issuance of any such bonds and the stay of such Material Litigation, with the next such update to be delivered on January 23, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (l) Factoring Agreements. The Loan Parties shall on or before 4:00 pm Central Time on January 30, 2019 (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion) provide the Administrative Agent with an updated list, in writing, in form and substance reasonably satisfactory to the Lender, of all the factoring arrangements that are in place with any Loan Party or their Subsidiaries as of the date of such disclosure, along with such other information and documentation as the Administrative Agent may request. (m) Dissolution of MPDSC Management, LLC. The Loan Parties have represented to the Administrative Agent that MPDSC Management, LLC, a Texas limited liability company (“MPDSC Management”), has no assets and has no operations and that the Loan Parties intend to dissolve MPDSC Management. Accordingly, as soon as possible and no later than 4:00 pm Central Time on January 31, 2019 (or such later date as the Administrative Agent may agree to in writing in its sole discretion) the Loan Parties shall dissolve MPDSC Management and shall provide the Administrative Agent every two (2) weeks with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of efforts to dissolve MPDSC Management and any documentation evidencing the dissolution of MPDSC Management, with the next such update to be delivered on January 23, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). Until the date that MPDSC Management has been dissolved the Loan Parties shall cause MPDSC Management to have no assets and to have no operations. (n) NHC Network, LLC. The Administrative Agent maintains that the Organizational Documents of NHC Network, LLC (“NHC”) do not prohibit NHC from becoming a Loan Party and that pursuant to Section 6.12(a) of the Credit Agreement NHC should be joined as a Loan Party, while the Loan Parties maintain that the Organizational Documents of NHC do prohibit NHC from becoming a Loan Party without the consent of Elite Ambulatory Surgery Centers, LLC (“Elite”) because doing so would give the right to Elite, under the Organizational Documents of NHC, to put its equity interests in NHC back to NHC and would be detrimental to the business operations of NHC. The Loan Parties agree to use commercially reasonable efforts to determine if they can obtain the consent of Elite in a manner that will not be detrimental to the business operations of NHC. 6 502024599 v5 1205867.00001

(o) Commercially Reasonable Efforts to Cause Excluded Subsidiaries to Become Loan Parties. The Administrative Agent delivered a notice letter dated January 2, 2019 to Parent and Holdings requiring Parent and Holdings to use commercially reasonable efforts to obtain the consent of the third- party equityholders of each Excluded Subsidiary that is a Subsidiary of a Loan Party (including, without limitation, Elite Sinus Spine and Ortho, LLC, Houston Metro Ortho and Spine Surgery Center, LLC, Elite Center for Minimally Invasive Surgery, LLC, Elite Hospital Management, Athelite Holdings, LLC, and Medical Ambulatory Surgical Suites, L.P.), in each case that is necessary to permit such Excluded Subsidiary to become a Guarantor (“Third Party Consent”). The Loan Parties shall provide the Administrative Agent every two (2) weeks with (A) updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of efforts to obtain the Third Party Consents together with (B) any documentation supporting whom they have contacted, the responses they have received and a proposed timeline of when they anticipate obtaining such Third Party Consents, the first such update to be delivered January 31, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). (p) Purchase Offers. The Loan Parties shall promptly provide the Administrative Agent with notice of any offers from any bona fide purchaser to acquire any Loan Party or Loan Parties (including, without limitation, the proposal contained in the Trive Capital Management LLC Letter of Intent) or any assets of any Loan Party or Loan Parties (collectively, the “Proposed Acquisitions”) along with copies of (i) to the extent then available, all proposed and final documentation related thereto, (ii) to the extent then available, proposed and final sources and uses related thereto and (iii) to the extent applicable and available, documentation evidencing that the Loan Parties are being fully released from any liabilities being transferred to a proposed purchaser (including, without limitation, liabilities under transferred leases, debt and other contracts). The Loan Parties shall also provide to the Administrative Agent, to the extent applicable, a written summary of any impact the Proposed Acquisition will have on any contracts of the Loan Parties (including, without limitation, any employment agreements). The Loan Parties shall provide the Administrative Agent every week with updates in writing, in form and substance reasonably acceptable to the Administrative Agent, as to the status of the Proposed Acquisitions and to the extent then available, copies of any documentation delivered in connection therewith, including, but not limited to, to the extent applicable, letters of intent, purchase commitments, or expressions of interest relating to any such Proposed Acquisitions, together with any and all correspondence pertaining to the status or updates of the completion of such Proposed Acquisition, the first such update to be delivered on January 16, 2019, no later than 4:00 pm Central Time (or such later date as the Administrative Agent may agree to in writing in its sole discretion). Without limiting the foregoing: (i) nothing contained herein shall deemed to be a consent to, or other approval of, either the consummation of any Proposed Acquisition or any agreement to either facilitate such Proposed Acquisition and (ii) the consummation of any Proposed Acquisition shall be subject to the approvals, limitations and requirements set forth in the Credit Agreement and the other Loan Documents. (q) Expenses. The Loan Parties shall promptly (and in any event no later than five (5) Business Days after presentation of a demand invoice to such Loan Party in respect thereof) pay all reasonable and documented expenses of the Administrative Agent and Compass Bank in its capacity as Lender incurred or accrued, including the reasonable and documented legal fees and expenses of counsel for the Administrative Agent, for which demand invoices have been delivered to the Borrower. (r) Additional Information. The Loan Parties shall provide such other information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request. 7 502024599 v5 1205867.00001

(s) Payment of Waiver Fee and Administrative Agent Fee. The Loan Parties shall pay any unpaid portion of the Waiver Fee and the Administrative Agent Fee in full in cash no later than the expiration of the Third Waiver Period. The failure by the Loan Parties to comply with any of the requirements set forth in Section 2 shall constitute an Event of Default under Section 8.1(b) of the Credit Agreement; provided, however, if such non-compliance is with respect to Section 2(c), Section 2(d) or Section 2(r) hereof, such failure thereunder shall become an Event of Default under Article VIII of the Credit Agreement only if such failure continues unremedied for a period of three (3) Business Days after delivery by the Administrative Agent to the Borrower of notice of such non-compliance. SECTION 3. Acknowledgement and Confirmation. Each of the Loan Parties party hereto hereby agrees and acknowledges that with respect to each Loan Document to which it is a party, after giving effect to this Agreement and the transactions contemplated hereunder: (a) as of January 11, 2019, subject to additions and other adjustments as permitted under the Loan Documents, the aggregate balance of the outstanding Obligations under the Credit Agreement is equal to $125,075,718.37, and that the respective balances of the various Loans and the LC Obligations as of such date were equal to the following: Term A Loans $47,206,250.00 Term B Loans $47,500,000.00 Revolving Loans (excluding LC Obligations) $28,500,000.00 LC Obligations $ 1,500,000.00 Interest and LC Fees and Unused Fees $ 369,468.37 SUB TOTAL $125,075,718.37 Portion of Waiver Fee fully earned but unpaid on the Third Waiver Effective Date $ 92,500.00 Portion of Administrative Agent Fee fully earned but unpaid on the Third Waiver Effective Date $ 12,500.00 TOTAL $125,180,718.37 The foregoing amounts do not include interest accruing after January 11, 2019, additional fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents. Further, each of the Loan Parties acknowledges and agrees that the above described amounts are not subject to any offset, reduction, counterclaim or defense by the Loan Parties. (b) all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall, except as expressly set forth herein or in the Credit Agreement, remain in full force and effect on a continuous basis; and (c) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority to the extent provided for in the Loan Documents of each such Lien and security interest continues in full force and 8 502024599 v5 1205867.00001 effect on a continuous basis, unimpaired, uninterrupted and undischarged as Collateral for the Obligations, to the extent provided in such Loan Documents. SECTION 4. Conditions to the Third Waiver Effective Date. Section 1 of this Agreement shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Third Waiver Effective Date”): (a) Counterparts of this Agreement. The Administrative Agent’s receipt of signature pages, which shall be originals or electronic copies (including “.pdf” or similar format and, to the extent required by the Administrative Agent followed promptly by originals) unless otherwise specified or otherwise not applicable, of this Agreement, duly executed by (i) a Senior Officer of each of Holdings, the Parent, the Borrower, and each other Loan Party existing as of the Third Waiver Effective Date, (ii) the Administrative Agent, and (iii) the Consenting Lenders constituting Required Lenders. (b) Expenses. The Borrower shall have paid all reasonable and documented expenses of the Administrative Agent and Compass Bank in its capacity as Lender incurred or accrued through the Third Waiver Effective Date, including the reasonable and documented legal fees and expenses of counsel for the Administrative Agent, for which demand invoices have been delivered to the Borrower. (c) Payment of Waiver Fee and Administrative Agent Fee. The Loan Parties shall have paid that portion of the Waiver Fee and the Administrative Agent Fee, in each case that is due and payable on the Third Waiver Effective Date pursuant to the terms of Section 1(b) and Section 1(c) hereof, as applicable. Without limiting the generality of the provisions of Section 9.3(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Waiver Effective Date specifying its objection thereto. SECTION 5. Costs and Expenses. The Loan Parties hereby reconfirm their obligations under the Loan Documents, including Section 10.4 of the Credit Agreement, to make payments and reimbursements in accordance with the terms thereof (including with respect to this Agreement). SECTION 6. Representations and Warranties. To induce the Administrative Agent and the other Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Third Waiver Effective Date (and, in each case, after giving effect to the limited conditional waiver contained in Section 1 of this Agreement) that, in each case: (a) the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the Third Waiver Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects as of such earlier date); (b) no Default or Event of Default exists and is continuing immediately prior to or after giving effect to this Agreement, in each case, other than as expressly waived or specified hereunder; 9 502024599 v5 1205867.00001

(c) the execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all necessary corporate and other organizational action and do not and will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person other than the authorizations, approvals, actions, notices and filings listed on Schedule 5.3 of the Disclosure Schedules, all of which have been duly obtained, taken, given or made and are in full force and effect on the Third Waiver Effective Date; (d) no Loan Party has sold or received partial payment for the assignment or sale of any of its accounts receivable in connection with any arrangement involving any Loan Party or any non-Loan Party; and (e) this Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms; provided that the enforceability hereof is subject to general principles of equity, principles of good faith and fair dealing and to bankruptcy, insolvency and similar Laws affecting the enforcement of creditors’ rights generally. SECTION 7. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Agreement. (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Without limiting the generality of the foregoing, the Collateral Documents in effect immediately prior to the date hereof and all of the Collateral described therein in existence immediately prior to the date hereof do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as modified by this Agreement. SECTION 8. Governing Law; Jurisdiction. (A) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE LC ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT, THE FIRST LIMITED WAIVER OR ANY OTHER LOAN DOCUMENT OR THE 10 502024599 v5 1205867.00001

TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LC ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. SECTION 10. Release. Each of the Parent, Holdings, the Borrower and each other Loan Party, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this Agreement or in the future against the Administrative Agent, the Swingline Lender, the LC Issuing Bank, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) the Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any of the Obligations, or (c) any matter related to the foregoing; provided that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to any Releasee with respect to a Claim to the extent that such Claim is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee. SECTION 11. Acknowledgments; Reservation of Rights. (a) The Loan Parties hereby acknowledge and agree that the Specified Defaults constitute Events of Default under the Credit Agreement and, in the absence of the limited conditional waiver set forth in Section 1 of this Agreement, permits the Administrative Agent and the Lenders to, among other things, take any enforcement action or otherwise exercise any or all rights and remedies provided for under the Loan Documents or applicable law including, without limitation, those described in Section 11 of this Agreement. 11 502024599 v5 1205867.00001

(b) The Loan Parties hereby acknowledge and agree that each of the Administrative Agent and the Lenders expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement, other Loan Documents and/or applicable law, including, without limitation, its right at any time from and after termination or expiration of the Third Waiver Period, (i) to determine not to make further Loans or issue Letters of Credit under the Credit Agreement as a result of the Specified Defaults and/or to terminate their Commitments to make Loans and issue Letters of Credit, (ii) to accelerate the Obligations, (iii) to charge the default rate of interest in respect of the Obligations (as of any date from and after the date on which the Specified Defaults first occurred) and to enforce the prohibition against incurring, continuing or converting any Loan as or into a Eurodollar Rate Loan, (iv) to commence any legal or other action to collect any or all of the Obligations from any or all of the Loan Parties, and any other person liable therefor and/or any collateral, (v) to foreclose or otherwise realize on any or all of the collateral and/or as appropriate, set-off or apply to the payment of any or all of the Obligations, any or all of the collateral, (vi) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, other Loan Documents or applicable law, and (vii) to reject any forbearance, financial restructuring or other proposal made by or on behalf of Borrower, any other Loan Party or any creditor or equity holder. Each of the Administrative Agent and the Lenders may exercise their respective rights, powers, privileges and remedies, including those set forth in (i) through (vii) above at any time after the termination or expiration of the Third Waiver Period in its sole and absolute discretion without further notice. No oral representations or course of dealing on the part of the Administrative Agent, any Lender or any of its officers, employees or agents, and no failure or delay by the Administrative Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. (c) The Loan Parties, the Administrative Agent and the Lenders party hereto hereby acknowledge and agree that to date, Administrative Agent and the Lenders have not elected to exercise any such rights and remedies available to them. [The remainder of this page is intentionally left blank.] 12 502024599 v5 1205867.00001

BANK OF AMERICA, N.A., as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Third Limited Conditional Waiver To Credit Agreement Signature Pages

FIRST TENNESSEE BANK, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Third Limited Conditional Waiver To Credit Agreement Signature Pages

MIDSOUTH BANK, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Third Limited Conditional Waiver To Credit Agreement Signature Pages

MARATHON ASSET MANAGEMENT, as Lender By: Name: Title: Northstar Healthcare Acquisitions, L.L.C. Third Limited Conditional Waiver To Credit Agreement Signature Pages